    Exhibit 10.17
CONFIDENTIAL
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is of the type that the registrant treats as private and confidential.
THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH TRANSACTION, OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

Issue Date: December 28, 2021
CREDO TECHNOLOGY GROUP HOLDING LTD WARRANT TO PURCHASE SHARES
This Warrant is issued to Amazon.com NV Investment Holdings LLC (the “Holder”) by Credo Technology Group Holding Ltd (the “Company”). The Holder is entitled to exercise this Warrant to purchase equity of the Company (the “Warrant Shares”) as more particularly described in Exhibit A hereto (the “Schedule of Terms”), on the terms provided herein and in the Schedule of Terms. The Warrant Shares will vest and become exercisable in accordance with the vesting terms provided in the Schedule of Terms, and this Warrant is non-forfeitable with respect to vested Warrant Shares.
1.    Exercise of Warrant
1.1    Exercise Period. This Warrant may be exercised by the Holder, in whole or in part, at any time during the Exercise Period (as defined in the Schedule of Terms) subject to vesting in accordance with the Vesting Schedule (as defined in the Schedule of Terms).
1.2     Method of Exercise. The Holder may exercise this Warrant by delivering to the Company (a) this Warrant and (b) the Notice of Exercise attached as Exhibit B hereto, duly executed by the Holder, indicating whether the Holder elects to purchase Warrant Shares for cash or if the Holder elects to exercise on a net issuance basis. Nothwithstanding anything herein to the contrary, in the event any approval requirements or waiting periods are imposed by applicable antitrust or foreign investment laws or any other applicable law, the Holder may deliver a Notice of Exercise that is contingent upon obtaining such approval or the expiration of such waiting period, and the Exercise Period will be stayed during the pendency of such approval or waiting period so long as the Holder delivers the Notice of Exercise before the expiration of the Exercise Period. The Company shall not be obligated to issue the Warrant Shares subject to such contingent Notice of Exericse until all such approval requirements or waiting periods are met and/or exhausted, as applicable.
1.3     Cash Exercise. If the Holder elects to exercise this Warrant to purchase Warrant Shares for cash, the Holder will make payment by check or wire transfer in the amount of the Exercise Price (as defined in the Schedule of Terms, subject to adjustment as provided herein) multiplied by the number of Warrant Shares for which this Warrant is being exercised. The Exercise Price is the product of an arms’-length negotiation and is intended to reflect the present fair market value of the Warrant Shares, as determined by the Company’s November 1, 2021, 409A valuation report.
1.4    Net Issuance. If the Holder elects to exercise this Warrant on a net issuance basis, the Holder will not be required to make a cash payment, and the Company will issue to the Holder a number of Warrant Shares computed using the following formula:
X = (A - B) x C      where:
                    A
X    =    the number of Warrant Shares to be issued to the Holder;
A    =    the Fair Market Value (as defined below) of one Warrant Share on the date of net issuance exercise;
B    =    the Exercise Price (as adjusted to the date of such calculation); and
C   =    the number of Warrant Shares issuable under this Warrant or, if only a portion of this Warrant is being exercised, the number of Warrant Shares as to which the Holder elects to exercise.

2.    Delivery of Certificates; No Fractional Shares
Within five days after exercise of this Warrant, the Company will at its expense issue and deliver to the Holder (a) an updated register of members of the Company showing the issuance of the Warrant Shares in the name of the Holder, (b) an electronic certificate or other evidence of the valid issuance of the number of Warrant Shares to which the Holder is entitled upon such exercise, and (c) if applicable, a new warrant with terms identical to this Warrant to purchase that number of Warrant Shares as to which this Warrant has not been exercised. The Holder will for all purposes be deemed to have become the holder of record of such Warrant Shares on the date this Warrant is exercised, irrespective of the date of the update of the register of members or the delivery of certificate(s) representing the Warrant Shares. No fractional shares or scrip will be issued upon the exercise of this Warrant.In lieu of any fractional share to which a Warrantholder would otherwise be entitled, the fractional Warrant Shares shall be rounded up to the next whole Warrant Share and the Warrantholder shall be entitled to receive such rounded up number of Warrant Shares.
3.    Representations, Warranties, and Covenants
3.1    The Company represents and warrants that it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation. The Company represents and warrants that all corporate actions, approvals, and consents on the part of the Company, its officers, directors, and equityholders, and any third party necessary for the sale and issuance of this Warrant and the Warrant Shares have been taken, including the reservation of sufficient Warrant Shares.
3.2    The Company represents and warrants that the capitalization table attached as Exhibit C hereto accurately and completely reflects the Company’s authorized and issued equity capital as of the Issue Date. All of the outstanding shares of equity of the Company have been duly authorized, are fully paid and nonassessable, and were issued in compliance with applicable law.
3.3    The Company covenants that at all times during the Exercise Period there will be reserved for issuance such number of shares as is necessary for exercise in full of this Warrant. All Warrant Shares issued pursuant to the exercise of this Warrant will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and other encumbrances or restrictions on sale, and free and clear of all preemptive rights, and such Warrant Shares will be issued free from all taxes, liens, and charges with respect to the issuance thereof.
3.4    The Company will not, directly or indirectly, by amendment of its constituent documents or by reorganization, sale or transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, (a) avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times and in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights and interests of the Holder against impairment, or (b) take any action which is inconsistent with the rights and interests granted to the Holder in this Warrant or otherwise conflicts with the provisions hereof.
3.5    The Company represents and warrants that (a) it is not currently, and has never been, a “passive foreign investment company” as such term is defined in Section 1297 of the Code (a “PFIC”), and (b) it has not made a U.S. tax election to be treated as anything other than an association taxable as a corporation for U.S. tax purposes. The Company covenants that (i) it will not make a U.S. tax election to be treated as anything other than an association taxable as a corporation for U.S. tax purposes without receiving the prior written consent of the Holder and (ii) it will provide any information reasonably requested by the Holder in order to determine whether the Company is a PFIC, or a “controlled foreign corporation” as such term is defined in Section 957 of the Code, which information will be treated as confidential in accordance with the terms of the applicable non-disclosure agreement between the Holder and its affiliates and the Company.
4.    Certain Events
4.1    Change of Control. If there is a Change of Control (as defined below) during the Exercise Period in which the consideration to be received by the shareholders of the Company consists solely of cash and the Holder has not exercised this Warrant in full prior to consummation of such Change of Control, and if the Fair Market Value of one Warrant Share (as of the closing date of such Change of Control) is greater than the Exercise Price, this Warrant will be deemed automatically exercised pursuant to a net issuance exercise under Section 1.4 (even if not surrendered) immediately before the consummation of such Change of Control, and the Holder will be entitled to receive a portion of the proceeds payable in the Change of Control equal to the amount payable to holders of the same number and class of shares as the Holder is entitled to receive pursuant to such exercise. This Warrant will automatically terminate (without relieving the Company or its successor of any obligations arising from a prior breach or non-compliance) following the payment of the amounts due to the Holder in connection with such Change of Control. If there is a Change of Control during the Exercise Period in which the consideration to be received by the shareholders of the Company consists of securities or other non-cash property, then the Company will cause the acquiring, surviving, or successor person to assume the obligations of this Warrant, and this Warrant will thereafter be exercisable for the same securities or other non-cash property that a holder of the same class of shares as the Warrant Shares would have been entitled to receive in connection with such transaction if such holder held the same number of shares as were purchasable under this Warrant if this Warrant had been exercised in full immediately before the consummation of such Change of Control, subject to further adjustment from time to time in accordance with the provisions of this Warrant.
4.2    Listing Event.
(a)    In the event that the Company intends to undertake a Listing Event (as defined in Section 10.1(f)), the Company will provide the Holder with notice no less than 14 days prior to filing or submitting (whether or not on a confidential basis) a registration statement (including a draft registration statement) or listing application to any governmental securities regulator, securities self-regulatory organization or stock exchange that includes disclosure of Holder or its affiliates in connection with a Listing Event (a “Listing Event Notice”) and provide to the Holder a copy of such filing, submission, or application, which will be treated as confidential in accordance with the terms of the applicable non-disclosure agreement between the Holder and its affiliates and the Company.
(b)    In the event that the Company determines that this Warrant or the terms hereof are required to be disclosed pursuant to applicable securities laws and regulations or stock exchange requirements in connection with the Listing Event, the Company will provide the Holder with prompt written notice and an opportunity to comment on the proposed disclosure before such disclosure is made and, if requested by the Holder, will use commercially reasonable efforts (in cooperation with the Holder) to redact, seek a protective order or confidential treatment, or take other appropriate action to, if possible avoid, or otherwise limit such disclosure.
(c)    Notwithstanding anything in this Warrant to the contrary: (i) from and after the calendar day preceding the earliest of (A) the filing or submission of a registration statement (including a draft registration statement) that includes disclosure of beneficial owners of the Company’s equity in connection with a Listing Event, (B) the “as of” date used by the Company or any successor or assign thereto for disclosure of beneficial owners in any registration statement and (C) the date that shares of the same class as the Warrant Shares are traded on an exchange or an over-the-counter market, the Company will not honor any exercise of this Warrant, and the Holder will not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to an attempted exercise set forth on the applicable Notice of Exercise, the Holder (or any of its affiliates and other persons whose beneficial ownership of the relevant securities would be aggregated with Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act), would beneficially own in excess of 4.999% of any class of voting equity securities subject to the Exchange Act, calculated in accordance with Section 13(d) of the Exchange Act and the related rules and regulations and after giving effect to the exercise of this Warrant; (ii) none of the limitations of clause (i) will be taken into account when determining the amount of securities or other non-cash property subject to the assumed Warrant or the amount of cash the Holder is entitled to receive in the event of a Change of Control; (iii) the provisions of this sentence should be construed and implemented in a manner otherwise than in strict conformity with the terms of this sentence to correct this sentence (or any portion hereof) to the extent that it may be defective or inconsistent with the intended beneficial ownership limitation of clause (i) or make changes or supplements necessary or desirable to properly give effect to such limitation; and (iv) the limitations in clause (i) may be waived or amended by the Holder, in its sole discretion, upon written notice to the Company, which waiver or amendment will not be effective until the 61st day after such notice is delivered by the Holder to the Company.
(d)    In connection with the Company’s currently contemplated Listing Event, the Holder shall execute and deliver a “lock-up” letter agreement substantially in the form attached as Exhibit E hereto.
4.3    Automatic Exercise before Expiration. To the extent this Warrant is not previously exercised as to all of the Warrant Shares issuable hereunder, and if the Fair Market Value of one Warrant Share (at such measurement date) is greater than the Exercise Price, this Warrant will be deemed automatically exercised pursuant to a net issuance exercise under Section 1.4 (even if not surrendered) immediately before its expiration. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section, the Company agrees promptly to notify the Holder in writing of the number of Warrant Shares, if any, the Holder is to receive by reason of such automatic exercise.

5.    Adjustments
5.1    Reorganization. Upon any reclassification, capital reorganization, or change in the share capital of the Company affecting the same class of shares as the Warrant Shares (other than a Change of Control transaction covered by Section 4.1, but including any merger or other transaction involving a special purpose acquisition company which results in the shares of the same class as the Warrant Shares being converted into or exchanged for publicly-traded securities if such transaction does not constitute a Change of Control), the Company will make appropriate provision so that the Holder will thereafter be entitled to receive, upon exercise of this Warrant, the number and type of securities or other property that a holder of the same class of shares as the Warrant Shares would have been entitled to receive in connection with such transaction if such holder held the same number of shares as were purchasable under this Warrant if this Warrant had been exercised immediately before such reclassification, reorganization, or change, and thereafter all references to the “Company” in this Warrant will refer to the issuer of such securities or other property.
5.2    Adjustments for Share Splits, Dividends. If the Company, directly or indirectly, issues any shares of the same class as the Warrant Shares as a share dividend, or subdivides or combines such class of shares in a share split, then the Exercise Price in effect before such dividend, subdivision, or combination will be proportionately decreased or increased, as applicable, and the number of Warrant Shares at that time issuable pursuant to the exercise of this Warrant will be proportionately increased or decreased, as applicable. Each adjustment in the number of Warrant Shares issuable will be rounded to the nearest whole share and each adjustment of the Exercise Price will be calculated to the nearest cent. Any adjustment under this Section will become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend.
5.3    Anti-Dilution Protection. If any shares of the same class as the Warrant Shares are entitled, under the Company’s constituent documents or any contract to which the Company is a party, to an adjustment in the event of dilutive issuances of equity, then the Warrant Shares will be entitled to the same adjustment.
5.4    Certificate as to Adjustments. If any adjustment is required to be made in the Exercise Price or number and type of securities issuable upon exercise of this Warrant, the Company will promptly give written notice to the Holder in the form of a certificate signed by an officer of the Company, setting forth the adjustment in reasonable detail.
5.5     Legal Restrictions. In the event any applicable law or regulatory decision restricts the Holder from fully exercising this Warrant in accordance with its terms, or would require the Holder, the Company, or any of their respective affiliates to modify its business in order to do so, the Company and the Holder will modify this Warrant to the extent necessary and permitted by applicable law to provide the Holder an equitable and legally permissible substitute to ensure that the Holder is able to receive the full benefits to which it is entitled under the terms hereof in a manner that complies with applicable law.
6.    Registration Rights; Information Rights
6.1    Registration Rights. All Warrant Shares issuable upon exercise of this Warrant shall be “Registrable Securities” (or such other definition of securities entitled to registration rights pursuant to the Company’s Fifth Amended and Restated Members Agreement dated as of May 6, 2021 (as amended through the date of this Warrant (the “Members Agreement”)), and are entitled, subject to the terms and conditions of the Members Agreement, to all registration rights set forth in the Members Agreement as if Holder was an Investor thereunder.
6.2    Information Rights.
(a)     Subject to Section 6.2(d), the Company will deliver to the Holder (to the notice address set out in Section 10.3) during the term of this Warrant and for so long as the Holder holds Warrant Shares:
(i) as soon as practicable, and in any event within 90 days, after the end of each fiscal year of the Company, (A) an audited or reviewed consolidated balance sheet of the Company and its subsidiaries and statement of shareholders’ equity of the Company, in each case as of the last day of such year, and an audited or reviewed consolidated income statement and statement of cash flows of the Company and its subsidiaries, in each case for the period then ended, along with the notes to the financial statements, prepared in accordance with generally accepted accounting principles in the United States (as applicable) and (B) a notice indicating the number of Warrant Shares that have vested as of the end of such fiscal year or as of the date of such notice (it being understood that any failure to deliver such notice, or any inaccuracy therein, shall not affect or impair the Holder’s rights or the Company’s obligations hereunder);

(ii) as soon as practicable, and in any event within 45 days, after the end of each fiscal quarter of the Company, an unaudited consolidated income statement, an unaudited consolidated cash flow statement, an unaudited consolidated balance sheet, and a consolidated statement of shareholder’s equity, year to date and as of the end of such fiscal quarter;
(iii) as soon as practicable, and in any event within 30 days, after the consummation of any third-party equity financing or any other material change in the equity capitalization of the Company (in each case, which is consummated prior to a Listing Date), (A) an updated capitalization table for the Company (similar in format to the capitalization table attached as Exhibit C hereto) as of the closing of such financing event or as of the date of such other material change, together with the per share and total valuation implied by such financing or other material change, and (B) a copy of any amendments to the Company’s constituent documents, if applicable;
(iv) as soon as practicable, and in any event within 30 days, after any 409A reports, a copy of such opinion or report or a summary of the valuation set forth therein; and
(v) annual budgets of the Company, but only to the extent that, and at substantially the same time as, annual budgets are delivered to holders of shares of the same class as the Warrant Shares.
(b)    The Company will:
(i) provide within 15 days of request from the Holder, such other information relating to the Company or its affiliates as requested by the Holder and as may be reasonably required for the Holder or its affiliates to prepare or file any tax return or to prepare such filings with respect to the Company or any of its affiliates as may be required by any tax authority; and
(ii) reasonably cooperate (at no out of pocket cost to the Company) in preparing for any audit of, or dispute with a tax authority regarding any tax return of, the Holder or any of its affiliates relating to the Company or any of its affiliates.
(c)     Information received by the Holder pursuant to this Section 6.2 will be used by the Holder and its affiliates for purposes of permitting the Holder and its affiliates to comply with their respective financial reporting and tax obligations (and any similar requirements of any governmental authority) and will be treated as confidential in accordance with the terms of the applicable non-disclosure agreement between the Holder and its affiliates and the Company.
(d)    The information in any report that the Company files with the U.S. Securities and Exchange Commission through the EDGAR system (or any successor thereto) will be deemed to be sent to the Holder at the time such report is so filed via the EDGAR system (or such successor).
7.    Lost or Damaged Warrant Certificate
Upon receipt by the Company of a letter from the Holder stating loss, theft, destruction, or damage of this Warrant, the Company will execute and deliver to the Holder, without charge, a new warrant with identical terms as this Warrant.
8.    Notices of Record Date, etc.
In the event of any corporate action requiring the Company to establish a record date for its shareholders, the Company will mail to the Holder, no later than the date it sends a notice to its shareholders, a written notice specifying (a) the date on which any such event is to occur or such record is to be taken, (b) the amount and character of any shares or other securities, or rights or warrants, proposed to be issued or granted, the date of such proposed issuance or grant, and the persons or class of persons to whom such proposed issuance or grant is to be offered or made, and (c) in reasonable detail, the facts, including the proposed date, concerning any other such event.
9.    Investment Intent
By accepting this Warrant, the Holder represents that it (a) is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, (b) understands that this Warrant and the Warrant Shares subject to this Warrant have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(a)(2) thereof, and (c) is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act.

10.    Miscellaneous
10.1    Certain Definitions. For purposes of this Warrant:
(a) “affiliate” means, as to any person, any person that directly or indirectly controls, is controlled by, or is under common control with that person.
(b) “Change of Control” means (i) any consolidation, merger, reorganization, or similar transaction involving the Company or its subsidiaries pursuant to which the Company’s equityholders immediately prior to such transaction own, immediately after such transaction, less than 50% of the voting securities of the surviving entity, (ii) any transaction or series of related transactions in which a person, or a group of related persons, acquires from equityholders of the Company shares representing more than 50% of the outstanding voting power of the Company (other than any internal reorganizations), or (iii) the sale, lease, exclusive license, or other transfer, in any transaction or series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries.
(c) “Code” means the U.S. Internal Revenue Code of 1986, as amended.
(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.
(e) “Fair Market Value” of a Warrant Share means:
(i) if shares of the same class as the Warrant Shares are traded on an exchange or an over-the-counter market, the average of the closing price for the five business days immediately preceding the date of net issuance exercise;
(ii) if the net issuance exercise is in connection with a Change of Control, the value of the consideration to be received pursuant to such Change of Control by the holder of a share of the same class as the Warrant Shares; and
(iii) if neither of the above clauses applies, the Fair Market Value will be the price for a share of the same class as the Warrant Shares that the Company could obtain from an arms’-length buyer who is not a current or former employee, officer, or director of the Company or its affiliates (such price to be exclusive of any control or other similar premium), as determined in good faith by the Company’s board of directors (or equivalent governing body). The Company will promptly provide the Holder a written summary of such determination.
(f) “Listing Event” means any of the following: (i) the closing of the Company’s initial public offering of securities or direct listing of securities pursuant to an effective registration statement filed under the Securities Act; (ii) the registration of the Company’s securities under Section 12 of the Exchange Act in connection with its initial public offering; (iii) the closing of the Company’s initial public offering, or the listing of the Company’s shares, on a stock exchange outside of the United States; or (iv) or the occurrence of any other event that results in the Warrant Shares becoming a class of “equity security,” as such term is defined in Rule 13d-1(i) under the Exchange Act, including any merger or other transaction involving a special purpose acquisition company which results in the shares of the same class as the Warrant Shares being converted into or exchanged for publicly-traded securities.
(g) “person” means any individual, corporation, partnership, trust, joint venture, limited liability company, association, organization, other entity, or governmental or regulatory authority.
10.2    No Shareholder Rights or Liabilities. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a shareholder of the Company other than as set forth in this Warrant. Prior to the exercise, in no event will the Holder have any liability as a shareholder of the Company hereunder, other than the consideration payable upon exercise of this Warrant pursuant to Section 1.3 hereof.
10.3    Notices. Any notice under this Warrant will be given in writing and will be sent by email, nationally recognized overnight courier service, certified mail (return receipt requested), or receipted facsimile to the other party at the address below. A party may change its notice address by giving notice in accordance with this Section.

If to the Holder: Amazon.com NV Investment Holdings LLC c/o Amazon.com, Inc. P.O. Box 81226 Seattle, WA 98108-1226 Email: AmazonWarrants@amazon.com Fax: (206) 266-7010 Attn: General Counsel	If to the Company: to the address set forth below the Company’s signature at the end of this Warrant.
10.4    Amendments and Waivers. Any term of this Warrant may be amended, and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.
10.5    Governing Law; Severability; Jurisdiction; Venue. This Warrant will be governed by and construed under the laws of the State of Washington without regard to principles of conflict of laws. If any Section or provision of this Warrant is found or held to be illegal, invalid, or unenforceable, the remainder of this Warrant will be valid and enforceable and the parties in good faith will negotiate a substitute, valid, and enforceable provision that most nearly effects the parties’ intent in entering into this Warrant. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Warrant.
10.6    Transfer; Successors and Assigns. This Warrant and all rights hereunder are transferable by the Holder, in whole or in part, (a) to any affiliate of the Holder, or (b) to any non-affiliate of the Holder with the prior written consent of the Company (not to be unreasonably withheld or delayed), in each case upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer attached as Exhibit D hereto, and the Company will issue a new warrant reflecting such transfer but otherwise identical to this Warrant. The Company may not assign this Warrant or its obligations under this Warrant without the prior written consent of the Holder. The terms and conditions of this Warrant will inure to the benefit of, and be binding on, the respective successors and permitted assigns of the Company and the Holder, respectively.
10.7    Income Tax Treatment. The parties acknowledge that this Warrant is not being issued in connection with the performance of services within the meaning of Section 83 of the Code, the Holder will control the valuation of this Warrant for all relevant tax purposes, and the issuance of this Warrant represents a closed transaction for income tax purposes. The parties will not take a position on any income tax return inconsistent with the foregoing sentence.
10.8    Headings; Construction. The headings in this Warrant are for purposes of reference only and will not limit or otherwise affect the meaning of any provision of this Warrant. The words “include” and “including” will be deemed in each case to be followed by the words “without limitation.”

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

CREDO TECHNOLOGY GROUP HOLDING LTD

By:	/s/ William Brennan
Name:	William Brennan
Title:	CEO

Company address for notices:
1600 Technology Dr., San Jose, CA 95110

Exhibit A
SCHEDULE OF TERMS OF WARRANT SHARES
Capitalized terms used in this Schedule of Terms have the meanings ascribed to those terms in the Warrant.

Name of Company:	Credo Technology Group Holding Ltd
Jurisdiction of formation and type of entity (e.g., corporation, LLC, etc.):	Cayman Islands exempted company incorporated with limited liability
Class of equity subject to Warrant:	Ordinary Shares
Holder’s fully diluted ownership percentage of the Company (as of the Issue Date, calculated on a post-exercise basis assuming full vesting of the Warrant):	2.87%
Number of Warrant Shares (as of the Issue Date, assuming full vesting of the Warrant):	4,080,000
Assumed valuation (as of the Issue Date) on a fully diluted, post-exercise basis:	$1,524,956,038.92
Exercise Price (as of the Issue Date):	$10.74 per Warrant Share
Exercise Period:	From the Issue Date until the 7th anniversary of the Issue Date
Vesting Schedule:
The Warrant Shares will vest and become exercisable on the following schedule:
-    40,000 Warrant Shares will vest and be immediately exercisable on the Issue Date;
-    [***] Warrant Shares will vest and become exercisable on the date on which the cumulative total amount of Cable Payments equals or exceeds [***] (such [***] in cumulative total Cable Payments, the “Cable Payments Threshold”); and
-    [***] Warrant Shares will vest and become exercisable for each and every attainment of an Amazon Payment Milestone (provided, for the avoidance of doubt, that the Warrant shall never vest or become exercisable for more than 100% of the total Warrant Shares).
For purposes of this Schedule of Terms, the term “Cable Payments” means [***] payments[***] made by or on behalf of the Holder, Amazon.com, Inc., or any of their respective affiliates, including by any third parties referred by the Holder, Amazon.com, Inc. or any of their respective affiliates purchasing for the benefit of, or on behalf of, the Holder, Amazon.com, Inc., or any of their respective affiliates, to the Company or any affiliate of the Company in respect of the purchase of cables for data transmission that use an electronic circuit, including product generally available within the HiWireAEC product family or a similar, custom product.
For purposes of this Schedule of Terms, the term “Amazon Payment Milestone” means each [***] in cumulative [***] payments[***] made by or on behalf of the Holder, Amazon.com, Inc., or any of their respective affiliates, including by any third parties referred by the Holder, Amazon.com, Inc. or any of their respective affiliates purchasing for the benefit of, or on behalf of, the Holder, Amazon.com, Inc., or any of their respective affiliates, to the Company or any affiliate of the Company, excluding the Cable Payments Threshold, but including all Cable Payments made in excess of the Cable Payments Threshold.

Exhibit B
NOTICE OF EXERCISE

To:	Company Name: ______________ (the “Company”)
Address:
The undersigned hereby irrevocably elects to exercise the attached Warrant as follows:

☐	purchase ___________ Warrant Shares pursuant to the terms of the attached Warrant, for an aggregate purchase price of $ ___________.

☐	net issuance exercise with respect to ___________ Warrant Shares pursuant to the terms of the attached Warrant, for such number of shares of equity of the Company as is determined pursuant to Section 1.4 of the attached Warrant.
The undersigned requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if such shares are not all the shares that may be issued pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below.

Balance shares for new Warrant to be issued:

Dated:

Name of Holder of Warrant:
(please print)
Address:

Signature:

Exhibit C
COMPANY CAPITALIZATION AS OF ISSUE DATE

	Authorized Shares	Issued and Outstanding Shares	Fully Diluted Shares	Fully Diluted Ownership %
Ordinary Shares:	137,908,458	70,290,122	70,290,122	49.5041%
Total Ordinary Shares	137,908,458	70,290,122	70,290,122	49.5041%
Preferred Shares classes:
Series A Preferred Shares	8,313,334	8,313,334	8,313,334	5.8549%
Series B Preferred Shares	8,592,644	8,592,644	8,592,644	6.0516%
Series C Preferred Shares	5,245,243	5,245,243	5,245,243	3.6941%
Series D Preferred Shares	20,027,628	20,027,628	20,027,628	14.1051%
Series D+ Preferred Shares	9,880,977	9,880,977	9,880,977	6.9590%
Total Preferred Shares	52,059,826	52,059,826	52,059,826	36.6648%
Warrants:
Ordinary Shares	0	0	0	0%
Amazon Warrant	4,080,000	0	4,080,000	2.8735%
Total Warrants	4,080,000	0	4,080,000	2.8735%
Equity Incentive Plan:
Options issued and outstanding	12,556,581	12,556,581	12,556,581	8.8434%
Shares available for issuance under the plan	3,001,929	3,001,929	3,001,929	2.1142%
Total Incentive Plan Shares	15,558,510	15,558,510	15,558,510	10.9576%
TOTAL	141,988,458	137,908,458	141,988,458	100%

Exhibit D
ASSIGNMENT
For value received the undersigned sells, assigns, and transfers to the transferee named below the attached Warrant, together with all right, title, and interest, and does irrevocably constitute and appoint the transfer agent of the Company as the undersigned’s attorney, to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Name of Company:

Dated:

Name of Holder of Warrant:
(please print)

Address:

Signature:

Name of transferee:
(please print)

Address of transferee

Exhibit E
FORM OF LOCK-UP AGREEMENT
Credo Technology Group Holding Ltd
Lock-Up Agreement
[Date]
Goldman Sachs & Co. LLC
BofA Securities, Inc.
c/o Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282.
c/o BofA Securities, Inc.
One Bryant Park
New York, NY 10036.
    Re:  Credo Technology Group Holding Ltd - Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that Goldman Sachs & Co. LLC and BofA Securities, Inc. as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Credo Technology Group Holding Ltd, a Cayman Islands exempted company (the “Company”), providing for a public offering (the “Public Offering”) of the ordinary shares of the Company (“Ordinary Shares”), par value $0.00005 per share (the “Shares”), pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus (the date set forth on the final prospectus being referred to as the “Offering Date”) used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Ordinary Shares of the Company, or any options or warrants to purchase any Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Ordinary Shares of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Ordinary Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. In addition, the undersigned agrees that, without the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters, the undersigned will not, during the Lock-Up Period, make any demand for, exercise any right with respect to, or otherwise include the undersigned’s Ordinary Shares in, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, if the undersigned is an officer of the Company under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or director of the Company, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.
If the undersigned is an officer of the Company under the rules and regulations of FINRA or member of the board of directors of the Company (a “Director”), (i) Goldman Sachs & Co. LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, Goldman Sachs & Co. LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
Notwithstanding the foregoing,
(1) if the undersigned is, as of the date hereof, (i) a current employee, but in each case excluding (a) any Director and (b) any officer within the meaning of Section 16(a) of the Exchange Act, a person referred to as a founder of the Company in the Prospectus or any employee designated as an “Executive Officer” in the Management section of the Prospectus (each, an “Officer”), the undersigned may sell in the public market, beginning at the commencement of trading on the first Trading Day on which the Common Stock is traded on the Nasdaq Stock Market, a number of Shares not in excess of 15% of the undersigned’s aggregate number of Shares and Shares underlying securities convertible into or exercisable or exchangeable for Shares (including stock options, restricted stock units and other equity awards) held by the undersigned as of the Holdings Measurement Date (as defined below), for which all vesting conditions are satisfied as of the Holdings Measurement Date;

(2) if the undersigned is a current employee of the Company, an Officer, Director or holder of shares of preferred stock or warrants of the Company immediately prior to the Offering Date, then if at any time beginning 90 days after the Offering Date (i) the Company has filed at least one Quarterly Report on Form 10-Q or annual report on Form 10-K and (ii) the last reported closing price of the Shares on the Nasdaq Stock Market is at least 30% greater than the initial public offering price per share set forth on the cover page of the Prospectus both (a) on at least 10 Trading Days in any 15 consecutive Trading Day-period ending on or after the 90th day after the Offering Date (which 15 Trading Day period may begin prior to, on or after such 90th day) (any such period during which such condition is first satisfied, the “Measurement Period”), and (b) on the final Trading Day of any such Measurement Period (the “Final Measurement Period Date”), then, beginning at the commencement of the first Trading Day that is after the Final Measurement Period Date (the “Early Lock-Up Release Date”), the undersigned may sell in the public market (in addition to any Shares the undersigned is permitted to sell under paragraph (1)) a number of Shares not in excess of 15% of the undersigned’s aggregate number of Shares and Shares underlying securities convertible into or exercisable or exchangeable for Shares (including stock options, restricted stock units and other equity awards) held by the undersigned as of the Holdings Measurement Date for which all vesting conditions are satisfied as of the Final Measurement Period Date (the “Early Lock-Up Release”); provided, however, that if, on such Early Lock-Up Release Date, the Company is in a “black-out” period under its insider trading policy (or similar period when trading is not permitted by insiders under the Company’s insider trading policy), (i) the actual date of such Early Lock-Up Release shall be delayed (the “Early Lock-Up Release Extension”) until immediately prior to the opening of trading on the second Trading Day following the date on which the Company next publicly announces operating results for the previous fiscal quarter and (ii) no Early Lock-Up Release shall occur unless the last reported closing price of the Shares on the Nasdaq Stock Market is greater than the initial public offering price per share set forth on the cover page of the Prospectus on the first Trading Day following such public announcement; and
(3) in addition, and notwithstanding anything to the contrary herein, the Lock-Up Period shall terminate immediately prior to opening of trading on the Nasdaq Stock Market on the 181st day after the Offering Date.
Any release of securities from the restrictions contained in this Letter Agreement pursuant to paragraph (2) above shall be referred to as a “Performance-Related Early Expiration.” Notwithstanding the foregoing, no Performance-Related Early Expiration shall occur unless the Company shall have announced, either through a major news service or on a Current Report on Form 8-K, the anticipated date (subject to satisfaction of the conditions set forth herein) of such Performance-Related Early Expiration at least two full Trading Days in advance of such Performance-Related Early Expiration.
For purposes of this Lock-Up Agreement,
(i) a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities; and
(ii) the “Holdings Measurement Date” shall mean the Offering Date.
Notwithstanding the foregoing, the undersigned may:
(a)    transfer the undersigned’s Lock-Up Securities:

(i)    as a bona fide gift or gifts, or for bona fide estate planning purposes;
(ii)    by will, other testamentary document or intestacy;
(iii)    to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this paragraph (iii) “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);
(iv)    to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;
(v)    to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under paragraphs (i) through (iv) above;
(vi)    if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned;
(vii)    by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court order; provided that no public filing or announcement shall be made voluntarily during the Lock-Up Period in connection with such transfer or disposition and if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a change in beneficial ownership of Ordinary Shares during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this paragraph;
(viii)    to the Company from an employee or other service provider of the Company upon death, disability or termination of employment or service, in each case, of such employee or service provider; provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a change in beneficial ownership of Ordinary Shares during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this paragraph;

(ix)    as part of a sale of the undersigned’s Ordinary Shares acquired in the Public Offering (other than any Company-directed Shares acquired in the Public Offering by an officer or director of the Company) or in open market transactions after the date of the final prospectus for the Public Offering;
(x)    to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase Ordinary Shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights; provided that any such Ordinary Shares received upon such vesting, settlement, or exercise shall be subject to the terms of this Lock-Up Agreement; and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under an equity incentive plan or other equity award plan, each such agreement or plan (such a plan, an “Equity Plan”) which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (in each case, as defined in the Underwriting Agreement); and provided further that if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that such transaction relates to the circumstances described in this paragraph; or
(xi)    pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)); provided that (a) in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Ordinary Shares shall remain subject to the provisions of this Lock-Up Agreement and (b) so long as the undersigned’s shares are not transferred, sold or tendered, such shares shall remain subject to this Lock-Up Agreement;
provided that (A) in the case of any transfer or distribution pursuant to paragraphs (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to Goldman Sachs & Co. LLC a lock-up letter agreement in the form of this Lock-Up Agreement and (B) in the case of any transfer or distribution pursuant to paragraphs (a)(i), (ii), (iii), (iv), (v), and (vi), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act or other public filing, report or announcement shall be required or shall be made voluntarily during the Lock-Up Period in connection with such transfer or distribution;

(b)    for avoidance of doubt, exercise (i) options to purchase Ordinary Shares granted under any Equity Plan or (ii) warrants to acquire Ordinary Shares or Derivative Instruments, in either case described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, either through cash or “cashless” exercise (the term “cashless” exercise being intended to mean the surrender of a portion of the option shares or previously owned shares to the Company to cover payment of the exercise price); provided that any securities received pursuant to clause (b)(i) and (ii) shall be subject to the terms of this Lock-Up Agreement;
(c)    for avoidance of doubt, receive Ordinary Shares upon the vesting or settlement of restricted stock units granted under an Equity Plan that is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the underlying Ordinary Shares shall continue to be subject to the terms of this Lock-Up Agreement;
(d)    convert outstanding preferred shares into Ordinary Shares; provided that any such Ordinary Shares received upon such conversion shall be subject to the terms of this Lock-Up Agreement;
(e)    establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares; provided that (1) such plans do not provide for the transfer of Ordinary Shares during the Lock-Up Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan; or
(f)    transfer Ordinary Shares or Derivative Instruments with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters.
The undersigned now has, and, except as contemplated by paragraphs (a) through (f) above, for the duration of the Lock-Up Period will have, good and marketable title to the undersigned’s Ordinary Shares, free and clear of all liens, encumbrances, and claims whatsoever.
Notwithstanding any other provision of this agreement, this agreement shall only become effective at such time that each member of the Company’s board of directors, each Company executive officer (as set forth in the registration statement related to the Public Offering) or each holder of Shares and/or the Company’s preferred shares representing and/or convertible into a number of Ordinary Shares representing, in the aggregate, 1% or more of the Company’s outstanding Ordinary Shares (on an as-converted basis, assuming conversion of the Company’s outstanding preferred shares) (each, a “Lock-Up Party”) has become subject to lock-up restrictions, through execution of lock-up agreements or pursuant to market-standoff or similar arrangements (the “Other Lock-Up Restrictions”), provided that if any such lock-up agreement or Other Lock-Up Restriction is less restrictive (a “Less Restrictive Provision”) than the restrictions applicable to the undersigned as set forth in this Lock-Up Agreement, then such Less Restrictive Provision shall automatically be incorporated into and be deemed to be a part of this Lock-Up Agreement without any further action of the undersigned, with the effect that, notwithstanding anything to the contrary contained herein, the undersigned shall be permitted to make any offer, sale, contract to sell, pledge, loan or other disposition of Ordinary Shares or Derivative Securities that would be permitted pursuant to the terms of such Less Restrictive Provision. In the event that, during the Lock-Up Period, Goldman Sachs & Co. LLC releases or waives any prohibition set forth in this Lock-Up Agreement on the transfer of Ordinary Shares or Derivative Instruments held by a Lock-Up Party (each, a “Release Party”), the same percentage of the total number of the Company’s securities held by the undersigned on the date of such release or waiver as the percentage of the total number of outstanding securities held by such Release Party on the date of such release or waiver that are the subject of such waiver shall be immediately and fully released on the same terms from the applicable prohibitions set forth herein. Notwithstanding the foregoing, the provisions of this paragraph shall not apply (a) if the release or waiver is effected solely to permit a transfer not involving a disposition for value, and if the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of transfer, (b) in the case of any secondary underwritten public offering of Ordinary Shares after consummation of the Public Offering (including a secondary underwritten public offering with a primary component), if the undersigned has been given an opportunity to participate in such offering on a pro rata basis on the same terms as any other holder of Ordinary Shares participating in such offering, or (c) if the releases or waivers granted by Goldman Sachs & Co. LLC are less than or equal to $7,500,000 in the aggregate (calculated based on the last reported closing price of the Shares on the Nasdaq Stock Market on the trading day immediately prior to the applicable release). Goldman Sachs & Co. LLC shall use commercially reasonable efforts to promptly notify the Company of each such release (provided that the failure to provide such notice shall not give rise to any claim or liability against Goldman Sachs & Co. LLC or the Underwriters). The undersigned further acknowledges that Goldman Sachs & Co. LLC is under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by Goldman Sachs & Co. LLC of any such notice, which is a matter between the undersigned and the Company.
It is understood that this Lock-Up Agreement shall immediately be terminated and the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company notifies the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the SEC to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is then terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (iv) the Public Offering shall not have been completed by the earlier of (A) March 31, 2022 or (B) the date that is 45 days after the date of the initial public filing of the preliminary prospectus relating to the Public Offering, in the event the Underwriting Agreement has not been executed by such date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional 60 days.
This agreement may be delivered via facsimile, e-mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
This lock-up agreement and any claim, controversy or dispute arising under or related to this lockup agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles that would result in the application of the laws of any other jurisdiction.
[Signature page follows]

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as
custodian, trustee, or on behelf of an entity)
[Signature Page to Lock-Up Agreement]